Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Amendment No. 4 to the Registration Statement on Form S-3 of Millennium Chemicals Inc. (the “Company”) and Millennium America Inc. of our report dated March 8, 2004 relating to the consolidated financial statements of Equistar Chemicals, LP, which appears in the Company’s Annual Report on Form 10-K/A Amendment No. 1 for the year ended December 31, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP

Houston, Texas

September 24, 2004